EXHIBIT 10.2

Execution Copy

SECOND AMENDING AGREEMENT

THIS SECOND AMENDING AGREEMENT (this “Agreement”), dated as of October 1, 2008, is made by and among OccuLogix, Inc. (the “Company”), a Delaware corporation with executive offices located at 2600 Skymark Avenue, Building 9, Suite 201, Mississauga, Ontario, L4W 5B2, Marchant Securities Inc. (the “Agent”), an Ontario corporation with offices located at 100 York Boulevard, Suite 404, Richmond Hill, Ontario, L4B 1J8, and the investors listed on the Schedule of Investors attached hereto as Exhibit A (individually, an “Investor” and, collectively, the “Investors”).

The Company may be considered a “connected issuer” and/or a “related issuer” (as those terms are defined in National Instrument 33-105—Underwriting Conflicts) of the Agent.  Elias Vamvakas, the Chairman and Chief Executive Officer of the Company, and members of his family have an indirect ownership interest in the Agent as to approximately 32%.  See Section 3.2(p) of the Securities Purchase Agreement (defined below).

BACKGROUND

A.           Reference is made to the Securities Purchase Agreement, dated as of May 19, 2008, by and among the Company, the Agent and the investors listed on the Schedule of Investors attached as Exhibit A thereto, including the Investors, as amended by the Amending Agreements, each dated as of August 29, 2008, by and among the Company, the Agent and each of the Investors (as amended, the “Securities Purchase Agreement”).  Pursuant to the Securities Purchase Agreement, the Investors have agreed to purchase, and the Company has agreed to sell, upon the terms and conditions stated therein, $2,173,000 aggregate amount of shares of common stock, par value $.001 per share, of the Company.

B.           The Securities Purchase Agreement provides that the Agent’s counsel, Cassels, Brock & Blackwell LLP (“CBB”), would act as escrow agent in connection with the closing of the transactions contemplated by the Securities Purchase Agreement.  CBB has informed the Agent and the Company that it will not act in that capacity.

C.           The Securities Purchase Agreement also makes reference to a certain agency agreement between the Agent and the Company.  No formal agency agreement has been, or will be, entered into by the Agent and the Company.

D.           The Securities Purchase Agreement, as a result of a drafting error, also makes reference to the terms “Event”, “Event Payment” and “Event Payments”.  None of these terms is relevant or applicable to the Securities Purchase Agreement.

E.           The Company, the Agent and the Investors have agreed to amend the Securities Purchase Agreement in order to accommodate the changes in circumstances, described in Recitals B and C, that have occurred since the execution and delivery of the Securities Purchase Agreement and to correct the drafting error described in Recital D.

F.           The Agent has provided each of the Investors with instructions regarding the payment of the Closing Funds (defined below).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, the Agent and the Investors hereby agree as follows:

1.           Definitions.  In addition to the terms defined elsewhere in this Agreement, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Securities Purchase Agreement.

2.           Definition of “Escrow Agent”.  The definition of “Escrow Agent” in Section 1.1 of the Securities Purchase Agreement is hereby deleted in its entirety.

3.           Section 2.2(b).  Paragraph (b) of Section 2.2 of the Securities Purchase Agreement is hereby deleted in its entirety.

4.           Payment of Aggregate Purchase Price.  Each of the Investors hereby agrees to deliver, or cause to be delivered, to the Company, in trust, in United States dollars and in immediately available funds, the aggregate Purchase Price of the number of the Common Shares set forth opposite such Investor’s name on the Schedule of Investors attached as Exhibit A to the Securities Purchase Agreement (the “Closing Funds”), all in accordance with written instructions provided to such Investor by the Agent, as such instructions may be amended or supplemented in writing from time to time.  The Company shall hold in trust, in a segregated bank account (the “Trust Account”), for the sole benefit of each of the Investors, the Closing Funds delivered by such Investor to the Company, in trust, pursuant to this Section 4, together with any interest earned thereon in the Trust Account (“Interest”), until the Closing.  The Closing Funds and any Interest shall constitute trust property for the purposes for which it is held.  Provided that all of the closing conditions set forth in the Securities Purchase Agreement shall have been satisfied or waived, the Agent shall deliver a direction to the Company, authorizing and directing the Company to release the Closing Funds and any Interest from the trust created hereby, whereupon the Company shall so release the Closing Funds and any Interest and they shall become the sole property of the Company and represent full payment for the number of the Common Shares being purchased by such Investor pursuant to the Securities Purchase Agreement.  Without derogating from the scope of the power and authority granted by each of the Investors to the Agent pursuant to Section 2.3 of the Securities Purchase Agreement, each of the Investors hereby irrevocably authorizes the Agent, in its sole discretion, to deliver such direction to the Company upon the fulfillment of the closing conditions set forth in the Securities Purchase Agreement to the satisfaction of the Agent or the waiver of such closing conditions by the Agent, in each case, in the Agent’s sole discretion and without any further instructions, direction or confirmation of such Investor.

5.           Return of the Closing Funds.  Notwithstanding Section 4 of this Agreement, if, at any time, the Company and the Agent do not have a reasonable expectation that the Closing shall occur on or prior to October 10, 2008 for any reason whatsoever, then the Company shall return to each of the Investors, forthwith, the Closing Funds and any Interest.  In any event, if the Closing does not occur on or prior to October 10, 2008 for any reason whatsoever, then the Company shall return to each of the Investors, forthwith, the Closing Funds advanced by such Investor and any Interest.  In addition, the Company may return to each of the Investors, at any time and for any reason whatsoever, the Closing Funds and any Interest.  In any such case, until such time as the Securities Purchase Agreement, as amended hereby, has been, or may be, terminated pursuant to Section 7.1 thereof, as amended hereby, the Agent may instruct each of the Investors to deliver the Closing Funds to the Company again in accordance with Section 4 of this Agreement.

6.           Section 7.1(d).  Paragraph (d) of Section 7.1 of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following paragraph (d):

“(d)      automatically on November 12, 2008.”

7.           Agency Agreement.  Each of the Investors understands and hereby acknowledges that the Agency Agreement was not entered into by the Agent and the Company.

8.           Definition of “Agency Agreement”.  The definition of “Agency Agreement” in Section 1.1 of the Securities Purchase Agreement is hereby deleted in its entirety.

9.           Mutatis Mutandis Construction of Securities Purchase Agreement; “Agency Agreement”.  The Securities Purchase Agreement (including, without limitation, Sections 2.3, 3.2(p) and 6.1 thereof) shall be read and construed mutatis mutandis so as to take into account, or reflect, the fact that the Agency Agreement does not exist.

10.           Definition of “Event”.  The definition of “Event” in Section 1.1 of the Securities Purchase Agreement is hereby deleted in its entirety.

11.           Mutatis Mutandis Construction of Securities Purchase Agreement; “Event Payment”.  The Securities Purchase Agreement (including, without limitation, Sections 6.1(d), 6.2(m) and 6.6 thereof) shall be read and construed mutatis mutandis so as to remove all references to the terms “Event Payment” and “Event Payments”.  Without limiting the generality of the foregoing, the last sentence of Section 6.6 of the Securities Purchase Agreement is hereby deleted in its entirety.

12.           Section 3.2(p).  Notwithstanding part (v) of paragraph (p) of Section 3.2 of the Securities Purchase Agreement, each of the Investors understands and hereby acknowledges that the Agent will not receive any benefit in connection with the Offering, other than the commission payable to the Agent by the Company, as such commission is described in the Company’s Proxy Statement for the 2008 Annual and Special Meeting of Stockholders which was filed with the SEC on August 29, 2008.  Part (v) of paragraph (p) of Section 3.2 of the Securities Purchase Agreement shall be read and construed accordingly.

13.           Securities Purchase Agreement in Full Force and Effect.  The Securities Purchase Agreement remains in full force and effect, unamended, other than as specifically amended by this Agreement.

14.           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

15.           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

16.           Governing Law; Venue; Waiver of Jury Trial.  THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE COMPANY, THE AGENT AND EACH INVESTOR HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY, THE AGENT OR ANY INVESTOR HEREUNDER IN CONNECTION HEREWITH AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY, THE AGENT OR ANY INVESTOR, ANY CLAIM THAT HE, SHE OR IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THE SECURITIES PURCHASE AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY, THE AGENT AND EACH INVESTOR HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

17.           Execution.  This Agreement may be executed in any number of separate counterparts (including by facsimile or e-mail transmission), all of which, when taken together, shall be considered one and the same agreement.  In the event that any signature is delivered by facsimile transmission or e-mail attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mail-attached signature page were an original thereof.

18.           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

19.           Currency.  All dollar amounts in this Agreement are expressed in the lawful currency of the U.S.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

OCCULOGIX, INC.

By:	/s/ Elias Vamvakas
Name: Elias Vamvakas
Title: Chief Executive Officer

MARCHANT SECURITIES INC.

By:	/s/ Gregory L. Marchant
Name: Gregory L. Marchant
Title: President and CEO

Investor Signature Page

By his, her or its execution and delivery of this signature page, the undersigned hereby joins in and agrees to be bound by the terms and conditions of the Second Amending Agreement (the “Agreement”), dated as of October 1, 2008, by and among OccuLogix, Inc., Marchant Securities Inc. and the investors listed on the Schedule of Investors attached thereto as Exhibit A, and authorizes this signature page to be attached to the Agreement or counterparts thereof.

Name of Investor:

By:
Name:
Title:

Address:

Telephone No.:

Facsimile No.:

Email Address:

Aggregate Purchase Price: U.S.$

Exhibit A

SCHEDULE OF INVESTORS

Investor	Amount of Investment (U.S.$)

2016728 Ontario Inc.	100,000
Simon Benstead	300,000
Paul Bluhm	50,000
Timothy Callan	5,000
Trevor Callan	10,000
Cardinal Crest Holdings, LLC	125,000
Cheresh Varner Trust	5,000
Marcy Colton	50,000
Tom Colton	50,000
Michael Cucuz	20,000
Sally A. Davidson	350,000
Thomas N. Davidson Education Trust – 2006	125,000
Thomas N. Davidson Revocable Trust	200,000
Justin DiCiano	10,000
Ralph W. Goldsilver	25,000
Gus and Anne Karnasiotis	60,000
Richard L. Lindstrom	100,000
Lynchburg Wisdom Ventures, LLC	10,000
Rachel Mamounis	18,000
New Horizons Holdings Inc.	10,000
Peoples International Co. Inc.	40,000
Anthony Reisis	50,000
Chris Salapoutis	75,000
David Sarraf	10,000
S.I.F.I. S.p.A.	150,000
Syra Kamin Limited	50,000
John C. Taylor	25,000
Felicia Warheit	25,000
Glenn Warheit	25,000
Phillip Warheit	100,000